Exhibit 99.1

Mammoth Energy Services, Inc. Announces
First Quarter 2022 Operational and Financial Results

OKLAHOMA CITY - May 9, 2022 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the first quarter ended March 31, 2022.

Financial Overview for the First Quarter 2022:

Total revenue was $62.3 million for the first quarter of 2022, as compared to $66.8 million for the same quarter of 2021 and $57.2 million for the fourth quarter of 2021.

Net loss for the first quarter of 2022 was $14.8 million, or a $0.32 loss per share, as compared to $12.4 million, or a $0.27 loss per share, for the same quarter of 2021, and $13.3 million, or a $0.28 loss per share, for the fourth quarter of 2021.

Adjusted EBITDA (as defined and reconciled below) was $9.3 million for the first quarter of 2022, as compared to $9.2 million for the same quarter of 2021 and $17.2 million for the fourth quarter of 2021.

Arty Straehla, Chief Executive Officer of Mammoth commented, “We maintained positive top line momentum during the first quarter of 2022, which we believe is a trend that will continue into the second quarter and back half of 2022. In our well completions and drilling services segments, pricing and utilization rates continue to increase and grow revenue in a favorable commodity environment with elevated activity. Similarly, strong industry tailwinds persist in the infrastructure space where we continue to compete for new project work. During the first quarter of 2022, the revenue contribution from our infrastructure services segment increased as a percentage of our total revenue and we are seeing an increasing number of opportunities in this segment. I am proud of our team’s commitment and hard work to mitigate the myriad of external challenges in today’s economic environment as we remain disciplined with our spending to continue to improve Mammoth’s cost structure and enhance value for our stockholders.”

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $23.0 million, or approximately 37% of Mammoth’s total revenue, for the first quarter of 2022, as compared to $30.2 million for the same quarter of 2021 and $19.7 million for the fourth quarter of 2021. The decrease in revenue compared to the same quarter of 2021 is primarily due to a decline in storm activity, resulting in lower storm restoration revenue.

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $23.9 million on 699 stages for the first quarter of 2022, as compared to $23.0 million on 445 stages for the same quarter of 2021 and $21.3 million on 891 stages for the fourth quarter of 2021. On average, 1.6 of the Company’s fleets were active for the first quarter of 2022, compared to an average utilization of 0.9 fleets during the same quarter of 2021 and 1.6 fleets during the fourth quarter of 2021. As of May 5, 2022, we were operating three of our six pressure pumping fleets.
Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of

$9.2 million for the first quarter of 2022, as compared to $8.7 million for the same quarter of 2021 and $10.8 million for the fourth quarter of 2021. In the first quarter of 2022, the Company sold approximately 329,000 tons of sand at an average sales price of $21.44 per ton, as compared to sales of approximately 171,000 tons of sand at an average sales price of $16.83 per ton during the same quarter of 2021. In the fourth quarter of 2021, sales were approximately 270,000 tons of sand at an average price of $17.84 per ton.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $2.9 million for the first quarter of 2022, as compared to $0.9 million for the same quarter of 2021 and $1.0 million for the fourth quarter of 2021. The increase is due to an increase in utilization for Mammoth’s directional drilling business.

Other Services
Mammoth’s other services, including aviation, equipment rentals, crude oil hauling, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $4.7 million for the first quarter of 2022, as compared to $4.7 million for the same quarter of 2021 and $4.9 million for the fourth quarter of 2021.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $8.7 million for the first quarter of 2022, as compared to $18.0 million for the same quarter of 2021 and $3.5 million for the fourth quarter of 2021.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended
	March 31,		December 31,
	2022	2021	2021
Cash expenses:
Compensation and benefits	$2,983	$4,694	$3,685
Professional services(a)	3,637	581	(2,383)
Other(b)	1,906	2,342	1,994
Total cash SG&A expense	8,526	7,617	3,296
Non-cash expenses:
Bad debt provision(c)	(99)	10,125	12
Stock based compensation	241	282	241
Total non-cash SG&A expense	142	10,407	253
Total SG&A expense	$8,668	$18,024	$3,549
a.    Certain legal expenses totaling $2.8 million and $5.4 million were reclassified to Other, net for the three months ended March 31, 2021 and December 31, 2021, respectively. The increase in professional fees is primarily due to an increase in legal expenses for matters related to ongoing operations.
b.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.
c.    The bad debt provision for the three months ended March 31, 2021 includes $10.0 million related to the Stingray Pressure Pumping and Muskie contracts with Gulfport.

SG&A expenses, as a percentage of total revenue, were 14% for the first quarter of 2022, as compared to 27% for the same quarter of 2021 and 6% for the fourth quarter of 2021.

Liquidity
As of March 31, 2022, Mammoth had cash on hand of $8.1 million, outstanding borrowings under its revolving credit facility of $86.0 million and $11.5 million of available borrowing capacity under its revolving credit facility, after giving effect to $7.5 million of outstanding letters of credit and the requirement to maintain a $7.5 million reserve out of the available borrowing capacity. As of March 31, 2022, Mammoth had total liquidity of $19.6 million.
As of May 5, 2022, Mammoth had cash on hand of $6.9 million and outstanding borrowings under its revolving credit facility of $84.7 million. As of May 5, 2022, the Company had $10.3 million of available borrowing capacity under its revolving credit facility, after giving effect to $7.5 million of outstanding letters of credit and the requirement to maintain a $10.0 million reserve out of the available borrowing capacity.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended
	March 31,		December 31,
	2022	2021	2021
Infrastructure services(a)	$398	$189	$153
Well completion services(b)	801	508	1,135
Natural sand proppant services(c)	—	408	55
Drilling services(d)	2	37	1
Other(e)	60	102	25
Eliminations	(79)	(96)	—
Total capital expenditures	$1,182	$1,148	$1,369
a.     Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.
b.     Capital expenditures primarily for upgrades to our pressure pumping fleet for the periods presented.
c.    Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for directional drilling equipment for the periods presented.
e.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

We anticipate that our capital expenditures for 2022 will be approximately $12 million.

Conference Call Information
Mammoth will host a conference call on Monday, May 9, 2022 at 5:00 p.m. Central time (6:00 p.m. Eastern time) to discuss its first quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. The Company also provides products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services and products include: infrastructure services, well completion services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: any continuing impacts of the COVID-19 pandemic, related global and national health concerns and economic repercussions; demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the impact of the current Russian/Ukrainian military conflict on the global energy and capital markets and global stability; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; inflationary pressures; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company’s subsidiary Cobra Acquisitions LLC ("Cobra") by the Puerto Rico Electric Power Authority ("PREPA"); the failure to receive or delays in receiving governmental authorizations, approvals and/or payments, including payments with respect to the PREPA account receivable for prior services to PREPA performed by Cobra; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters, including the adverse impact of the recent settlement with MasTec Renewables Puerto Rico, LLC, and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth’s ability to continue to comply with, or if applicable, obtain a waiver of forecasted or actual noncompliance with certain financial covenants and comply with other terms and conditions under our recently amended revolving credit facility; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	March 31,	December 31,
	2022	2021
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$8,118	$9,899
Short-term investment	1,763	1,762
Accounts receivable, net	411,931	407,550
Receivables from related parties, net	313	88
Inventories	10,358	8,366
Prepaid expenses	9,086	12,381
Other current assets	628	737
Total current assets	442,197	440,783

Property, plant and equipment, net	161,005	176,586
Sand reserves	64,628	64,641
Operating lease right-of-use assets	11,675	12,168
Intangible assets, net	2,366	2,561
Goodwill	11,717	11,717
Deferred income tax asset	5,180	8,094
Other non-current assets	3,679	4,342
Total assets	$702,447	$720,892
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$38,780	$37,560
Accrued expenses and other current liabilities	55,750	62,516
Current operating lease liability	5,710	5,942
Current portion of long-term debt	1,486	1,468
Income taxes payable	42,950	42,748
Total current liabilities	144,676	150,234

Long-term debt, net of current portion	87,458	85,240
Deferred income tax liabilities	1,431	865
Long-term operating lease liability	5,731	5,918
Asset retirement obligation	3,943	3,720
Other long-term liabilities	10,364	11,693
Total liabilities	253,603	257,670

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 47,184,065 and 46,684,065 issued and outstanding at March 31, 2022 and December 31, 2021	472	467
Additional paid in capital	538,457	538,221
Accumulated deficit	(87,352)	(72,535)
Accumulated other comprehensive loss	(2,733)	(2,931)
Total equity	448,844	463,222
Total liabilities and equity	$702,447	$720,892

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended
	March 31,		December 31,
	2022	2021	2021
	(in thousands, except per share amounts)
REVENUE
Services revenue	$53,667	$42,691	$46,262
Services revenue - related parties	274	14,986	104
Product revenue	8,357	6,982	10,867
Product revenue - related parties	—	2,145	—
Total revenue	62,298	66,804	57,233

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $15,355, $18,989 and $15,953, respectively, for the three months ended March 31, 2022, March 31, 2021 and December 31, 2021)	46,567	42,062	41,572
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0 and $0, respectively, for the three months ended March 31, 2022, March 31, 2021 and December 31, 2021)	135	109	134
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $1,792, $2,137 and $1,943, respectively, for the three months ended March 31, 2022, March 31, 2021 and December 31, 2021)	7,778	5,909	4,581
Selling, general and administrative	8,668	17,831	3,549
Selling, general and administrative - related parties	—	193	—
Depreciation, depletion, amortization and accretion	17,167	21,146	17,916
Impairment of goodwill	—	—	891
Impairment of other long-lived assets	—	—	665
Total cost and expenses	80,315	87,250	69,308
Operating loss	(18,017)	(20,446)	(12,075)

OTHER INCOME (EXPENSE)
Interest expense, net	(2,349)	(1,225)	(2,528)
Other income, net	9,237	7,123	4,813
Other expense, net - related parties	—	(515)	—
Total other income	6,888	5,383	2,285
Loss before income taxes	(11,129)	(15,063)	(9,790)
Provision (benefit) for income taxes	3,688	(2,623)	3,507
Net loss	$(14,817)	$(12,440)	$(13,297)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment, net of tax of $0, ($42) and $0, respectively, for the three months ended March 31, 2022, March 31, 2021 and December 31, 2021)	198	168	16
Comprehensive loss	$(14,619)	$(12,272)	$(13,281)

Net loss per share (basic)	$(0.32)	$(0.27)	$(0.28)
Net loss per share (diluted)	$(0.32)	$(0.27)	$(0.28)
Weighted average number of shares outstanding (basic)	46,845	45,932	46,683
Weighted average number of shares outstanding (diluted)	46,845	45,932	46,683

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2022	2021
	(in thousands)
Cash flows from operating activities:
Net loss	$(14,817)	$(12,440)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Stock based compensation	241	344
Depreciation, depletion, accretion and amortization	17,167	21,146
Amortization of debt origination costs	186	142
Bad debt (recoveries) expense	(99)	10,125
Gain on disposal of property and equipment	(593)	(615)
Deferred income taxes	3,481	(5,061)
Other	535	558
Changes in assets and liabilities:
Accounts receivable, net	(3,898)	23,437
Receivables from related parties	(225)	(14,611)
Inventories	(1,992)	664
Prepaid expenses and other assets	3,404	3,105
Other current assets - related parties	—	(2,228)
Accounts payable	1,041	(4,285)
Accrued expenses and other liabilities	(7,013)	(8,516)
Income taxes payable	201	2,469
Net cash (used in) provided by operating activities	(2,381)	14,234

Cash flows from investing activities:
Purchases of property and equipment	(1,182)	(1,148)
Proceeds from disposal of property and equipment	1,038	1,457
Net cash (used in) provided by investing activities	(144)	309

Cash flows from financing activities:
Borrowings on long-term debt	37,550	1,500
Repayments of long-term debt	(35,317)	(15,617)
Payments on sale-leaseback transaction	(868)	(330)
Principal payments on financing leases and equipment financing notes	(629)	(577)
Net cash provided by (used in) financing activities	736	(15,024)
Effect of foreign exchange rate on cash	8	25
Net change in cash and cash equivalents	(1,781)	(456)
Cash and cash equivalents at beginning of period	9,899	14,822
Cash and cash equivalents at end of period	$8,118	$14,366

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,754	$1,093
Cash paid for income taxes, net of refunds received	$6	$(32)
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$1,707	$1,964

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended March 31, 2022	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$23,009	$23,630	$8,347	$2,852	$4,460	$—	$62,298
Intersegment revenues	—	244	832	3	272	(1,351)	—
Total revenue	23,009	23,874	9,179	2,855	4,732	(1,351)	62,298
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	18,887	21,839	7,788	2,372	3,594	—	54,480
Intersegment cost of revenues	16	1,031	—	160	70	(1,277)	—
Total cost of revenue	18,903	22,870	7,788	2,532	3,664	(1,277)	54,480
Selling, general and administrative	4,645	2,039	828	292	864	—	8,668
Depreciation, depletion, amortization and accretion	4,314	6,444	1,795	1,680	2,934	—	17,167
Operating loss	(4,853)	(7,479)	(1,232)	(1,649)	(2,730)	(74)	(18,017)
Interest expense, net	1,542	371	162	104	170	—	2,349
Other (income) expense, net	(9,587)	(49)	(79)	—	478	—	(9,237)
Income (loss) before income taxes	$3,192	$(7,801)	$(1,315)	$(1,753)	$(3,378)	$(74)	$(11,129)

Three months ended March 31, 2021	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$30,200	$22,901	$8,705	$919	$4,079	$—	$66,804
Intersegment revenues	—	54	—	14	640	(708)	—
Total revenue	30,200	22,955	8,705	933	4,719	(708)	66,804
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	27,377	9,003	5,862	1,604	4,234	—	48,080
Intersegment cost of revenues	45	394	—	—	269	(708)	—
Total cost of revenue	27,422	9,397	5,862	1,604	4,503	(708)	48,080
Selling, general and administrative	3,739	10,612	2,049	422	1,202	—	18,024
Depreciation, depletion, amortization and accretion	6,667	6,683	2,140	2,165	3,491	—	21,146
Operating loss	(7,628)	(3,737)	(1,346)	(3,258)	(4,477)	—	(20,446)
Interest expense, net	669	254	93	63	146	—	1,225
Other (income) expense, net	(6,486)	439	(794)	(9)	242	—	(6,608)
Loss before income taxes	$(1,811)	$(4,430)	$(645)	$(3,312)	$(4,865)	$—	$(15,063)

Three months ended December 31, 2021	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$19,714	$21,251	$10,849	$963	$4,456	$—	$57,233
Intersegment revenues	—	25	—	69	414	(508)	—
Total revenue	19,714	21,276	10,849	1,032	4,870	(508)	57,233
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	20,096	16,443	4,601	1,363	3,784	—	46,287
Intersegment cost of revenues	31	321	—	—	156	(508)	—
Total cost of revenue	20,127	16,764	4,601	1,363	3,940	(508)	46,287
Selling, general and administrative	(1,017)	2,164	1,243	309	850	—	3,549
Depreciation, depletion, amortization and accretion	4,380	6,709	1,946	1,812	3,069	—	17,916
Impairment of goodwill	891	—	—	—	—		891
Impairment of other long-lived assets	665	—	—	—	—	—	665
Operating loss	(5,332)	(4,361)	3,059	(2,452)	(2,989)	—	(12,075)
Interest expense, net	1,613	419	183	116	197	—	2,528
Other (income) expense, net	(4,131)	(121)	18	23	(602)	—	(4,813)
(Loss) income before income taxes	$(2,814)	$(4,659)	$2,858	$(2,591)	$(2,584)	$—	$(9,790)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of goodwill, impairment of other long-lived assets, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets, interest on trade accounts receivable and certain legal expenses) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net loss:	2022	2021	2021
Net loss	$(14,817)	$(12,440)	$(13,297)
Depreciation, depletion, amortization and accretion expense	17,167	21,146	17,916
Impairment of goodwill	—	—	891
Impairment of other long-lived assets	—	—	665
Stock based compensation	241	344	242
Interest expense, net	2,349	1,225	2,528
Other income, net	(9,237)	(6,608)	(4,813)
Provision (benefit) for income taxes	3,688	(2,623)	3,507
Interest on trade accounts receivable	9,862	8,158	9,571
Adjusted EBITDA	$9,253	$9,202	$17,210

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2022	2021	2021
Net income (loss)	$125	$(4,240)	$(5,992)
Depreciation and amortization expense	4,314	6,667	4,380
Impairment of goodwill	—	—	891
Impairment of other long-lived assets	—	—	665
Stock based compensation	98	138	100
Interest expense	1,542	669	1,613
Other income, net	(9,587)	(6,486)	(4,131)
Provision for income taxes	3,067	2,429	3,175
Interest on trade accounts receivable	9,862	8,673	9,571
Adjusted EBITDA	$9,421	$7,850	$10,272

Well Completion Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net loss:	2022	2021	2021
Net loss	$(7,801)	$(4,430)	$(4,659)
Depreciation and amortization expense	6,444	6,683	6,709
Stock based compensation	87	83	80
Interest expense	371	254	419
Other (income) expense, net	(49)	439	(121)
Interest on trade accounts receivable	—	(514)	—
Adjusted EBITDA	$(948)	$2,515	$2,428

Natural Sand Proppant Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2022	2021	2021
Net (loss) income	$(1,315)	$(645)	$2,858
Depreciation, depletion, amortization and accretion expense	1,795	2,140	1,946
Stock based compensation	34	64	39
Interest expense	162	93	183
Other (income) expense, net	(79)	(794)	18
Interest on trade accounts receivable	—	(1)	—
Adjusted EBITDA	$597	$857	$5,044

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net loss:	2022	2021	2021
Net loss	$(1,753)	$(3,312)	$(2,590)
Depreciation expense	1,680	2,165	1,812
Stock based compensation	5	38	5
Interest expense	104	63	116
Other (income) expense, net	—	(9)	23
Adjusted EBITDA	$36	$(1,055)	$(634)

Other Services(a)

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2022	2021	2021
Net (loss) income	$(3,999)	$187	$(2,915)
Depreciation, amortization and accretion expense	2,934	3,491	3,069
Stock based compensation	17	21	18
Interest expense, net	170	146	197
Other expense (income), net	478	242	(602)
Provision (benefit) for income taxes	621	(5,052)	332
Adjusted EBITDA	$221	$(965)	$99
a.    Includes results for Mammoth’s aviation, equipment rentals, crude oil hauling, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Loss and Adjusted Loss per Share

Adjusted net loss and adjusted basic and diluted loss per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company’s operating and financial performance. Mammoth defines adjusted net loss as net loss before impairment of goodwill and impairment of other long-lived assets. Mammoth defines adjusted basic and diluted loss per share as loss per share before the effects of impairment of goodwill and impairment of other long-lived assets. Management believes these measures provide meaningful information about the Company’s performance by excluding certain non-cash charges, such as impairment of goodwill and impairment of other long-lived assets, that may not be indicative of the Company’s ongoing operating results. Adjusted net loss and adjusted loss per share should not be considered in isolation or as a substitute for net loss and loss per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net loss and adjusted loss per share to the GAAP financial measures of net loss and loss per share for the periods specified.

	Three Months Ended
	March 31,		December 31,
	2022	2021	2021
	(in thousands, except per share amounts)
Net loss, as reported	$(14,817)	$(12,440)	$(13,297)
Impairment of goodwill	—	—	891
Impairment of other long-lived assets	—	—	665
Adjusted net loss	$(14,817)	$(12,440)	$(11,741)

Basic loss per share, as reported	$(0.32)	$(0.27)	$(0.28)
Impairment of goodwill	—	—	0.02
Impairment of other long-lived assets	—	—	0.01
Adjusted basic loss per share	$(0.32)	$(0.27)	$(0.25)

Diluted loss per share, as reported	$(0.32)	$(0.27)	$(0.28)
Impairment of goodwill	—	—	0.02
Impairment of other long-lived assets	—	—	0.01
Adjusted diluted loss per share	$(0.32)	$(0.27)	$(0.25)